Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Steve Schrier, 331-332-2264
Investor contact:	Kevin Sadowski, 331-332-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS FIRST QUARTER RESULTS

•	Reports net loss of $42 million, or $0.52 per share, on revenues of $2.4 billion

•	Generates $101 million of EBITDA in the quarter

•	Chargeouts in quarter up 17 percent year-over-year; order backlog up 27 percent

•	Ends quarter with $733 million in manufacturing cash

•	Remains on track to achieve 8-10 percent EBITDA margin run rate exiting FY2015

LISLE, Ill. — March 3, 2015 — Navistar International Corporation (NYSE: NAV) today announced a first quarter 2015 net loss of $42 million, or $0.52 per diluted share, compared to a first quarter 2014 net loss of $248 million, or $3.05 per diluted share. Revenues in the quarter were $2.4 billion, up $213 million or 10 percent, versus the first quarter of 2014.

“Our first quarter results reflect our continued momentum and on-going progress in improving the fundamentals of our business,” said Troy A. Clarke, Navistar president and chief executive officer. “In the first quarter, we once again increased our production, chargeouts and order backlog. Our improved product quality is driving reduced warranty spend and we continue to lower our breakeven point.”

First quarter 2015 EBITDA was $101 million versus an EBITDA loss of $110 million in the same period one year ago. The $211 million year-over-year improvement reflects the increase in sales and favorable product mix in core markets as well as the continuation of lower warranty expense and reduced operational and structural costs.

First quarter 2015 adjusted EBITDA was $54 million. The first quarter included $7 million of asset impairment charges and $3 million in restructuring charges, which were more than offset by a $57 million favorable adjustment in pre-existing warranties. The first quarter of 2014 included $52 million in unfavorable pre-existing warranty charges.

The company finished the first quarter 2015 with $733 million in manufacturing cash, cash equivalents and marketable securities.

The higher revenues in the quarter were driven by a 17 percent year-over-year increase in chargeouts for Class 6-8 trucks and buses in the United States and Canada. This included a 42 percent increase in school buses; a 25 percent increase in Class 6/7 medium trucks; a 7 percent increase in Class 8 heavy trucks; and a 5 percent increase in Class 8 severe service trucks. Higher sales in the company’s export truck operations also contributed to the increase, partially offset by a decrease in used truck sales. The company finished the first quarter with a 27 percent year-over-year increase in order backlog for Class 6-8 trucks.

In the first quarter of 2015, structural costs continued to decrease with cost-reduction initiatives and productivity improvements helping to further lower the breakeven point.

“We increased our sales across every product line in the first quarter, and we were especially pleased with our strong year-over-year gains in the medium truck and school bus markets, two key areas of strategic focus that will deliver profitable market share gains,” Clarke added. “We expect to build on this momentum throughout the year as we produce vehicles featuring leading-edge technologies that our customers want and need for their success. Our ‘best-in-class’ integration combined with our extensive dealer service and support network positions us well to realize our mission to become the Uptime leader in the industry.”

The company provided the following guidance for the second quarter:

•	Q2-2015 adjusted EBITDA of $100 million—$150 million, excluding pre-existing warranty and one-time items.

•	Q2-2015 manufacturing cash, cash equivalents and marketable securities between $700 million—$800 million.

The company reiterated its forecast for retail deliveries of Class 6-8 trucks and buses in the United States and Canada to be in the range of 350,000 to 380,000 units for fiscal year 2015. It also announced that it remains on track to achieve its goal of an 8-10 percent adjusted EBITDA margin run rate exiting fiscal year 2015.

Reporting Segments

In November 2014, the company announced changes in its leadership team and in its organizational and reporting structures. As a result, it is also changing its reporting segments beginning in the first quarter 2015. The export truck and parts operations, formerly in the Global Operations segment, are now included within the results of the Truck and Parts segments, respectively. Parts required to support military trucks, formerly within the Parts segment, are now included with the rest of Navistar Defense operations and recorded in the results of the Truck segment.

Summary of Financial Results

	(Unaudited)
	Quarters Ended January 31,
(in millions, except per share data)	2015	2014
Sales and revenues, net	$2,421	$2,208
Segment Results:
Truck	$(18)	$(208)
Parts	145	108
Global Operations	(15)	(35)
Financial Services	24	23
Loss from continuing operations, net of tax(A)	$(42)	$(249)
Net loss(A)	(42)	(248)
Diluted loss per share from continuing operations(A)	$(0.52)	$(3.07)
Diluted loss per share(A)	$(0.52)	$(3.05)

(A)	Amounts attributable to Navistar International Corporation.

Truck Segment — For the first quarter 2015, the Truck segment recorded a loss of $18 million, compared with a year-ago first quarter loss of $208 million. The Truck segment’s year-over-year improvement was driven by a shift in product mix toward medium trucks and school buses as well as a $55 million benefit for adjustments to pre-existing warranties.

Parts Segment — For the first quarter 2015, the Parts segment recorded a profit of $145 million, compared to a year-ago first quarter profit of $108 million. The 34 percent increase in the Parts segment profit was primarily due to higher revenues and margin improvements.

Global Operations Segment — For the first quarter 2015, the Global Operations segment recorded a loss of $15 million compared to a year-ago first quarter loss of $35 million. The year-over-year improvement was due to lower manufacturing and structural costs as a result of restructuring and cost-reduction efforts in the company’s South American operations, and lower foreign exchange losses.

Financial Services Segment — For the first quarter 2015, the Financial Services segment recorded a profit of $24 million compared to first quarter 2014 profit of $23 million, as the increase in the average wholesale notes receivable balance more than offset a decline in the average retail notes receivable balance.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, proprietary diesel engines, and IC Bus™ brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2014. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

	(Unaudited)
	Quarters Ended January 31,
(in millions, except per share data)	2015	2014
Sales and revenues
Sales of manufactured products, net	$2,385	$2,169
Finance revenues	36	39

Sales and revenues, net	2,421	2,208

Costs and expenses
Costs of products sold	2,045	2,014
Restructuring charges	3	3
Asset impairment charges	7	18
Selling, general and administrative expenses	241	239
Engineering and product development costs	79	90
Interest expense	77	82
Other (income) expense, net	(3)	14

Total costs and expenses	2,449	2,460
Equity in income of non-consolidated affiliates	2	—

Loss from continuing operations before income taxes	(26)	(252)
Income tax (expense) benefit	(7)	12

Loss from continuing operations	(33)	(240)
Income from discontinued operations, net of tax	—	1

Net loss	(33)	(239)
Less: Net income attributable to non-controlling interests	9	9

Net loss attributable to Navistar International Corporation	$(42)	$(248)

Amounts attributable to Navistar International Corporation common shareholders:
Loss from continuing operations, net of tax	$(42)	$(249)
Income from discontinued operations, net of tax	—	1

Net loss	$(42)	$(248)

Earnings (loss) per share:
Basic:
Continuing operations	$(0.52)	$(3.07)
Discontinued operations	—	0.02

	$(0.52)	$(3.05)

Diluted:
Continuing operations	$(0.52)	$(3.07)
Discontinued operations	—	0.02

	$(0.52)	$(3.05)

Weighted average shares outstanding:
Basic	81.5	81.2
Diluted	81.5	81.2

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

(in millions, except per share data)	January 31, 2015	October 31, 2014
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$620	$497
Restricted cash and cash equivalents	—	40
Marketable securities	175	605
Trade and other receivables, net	490	553
Finance receivables, net	1,660	1,758
Inventories	1,352	1,319
Deferred taxes, net	38	55
Other current assets	188	186

Total current assets	4,523	5,013
Restricted cash	115	131
Trade and other receivables, net	22	25
Finance receivables, net	251	280
Investments in non-consolidated affiliates	67	73
Property and equipment (net of accumulated depreciation and amortization of $2,576 and $2,535, respectively)	1,474	1,562
Goodwill	38	38
Intangible assets (net of accumulated amortization of $103 and $109, respectively)	83	90
Deferred taxes, net	135	145
Other noncurrent assets	77	86

Total assets	$6,785	$7,443

LIABILITIES and STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$1,041	$1,295
Accounts payable	1,330	1,564
Other current liabilities	1,308	1,372

Total current liabilities	3,679	4,231
Long-term debt	4,041	3,929
Postretirement benefits liabilities	2,821	2,862
Deferred taxes, net	14	14
Other noncurrent liabilities	918	1,025

Total liabilities	11,473	12,061
Redeemable equity securities	1	2
Stockholders’ deficit
Series D convertible junior preference stock	3	3
Common stock (86.8, shares issued; and $0.10 par value per share and 220 shares authorized, at both dates)	9	9
Additional paid-in capital	2,500	2,500
Accumulated deficit	(4,724)	(4,682)
Accumulated other comprehensive loss	(2,290)	(2,263)
Common stock held in treasury, at cost (5.3 and 5.4 shares, respectively)	(218)	(221)

Total stockholders’ deficit attributable to Navistar International Corporation	(4,720)	(4,654)
Stockholders’ equity attributable to non-controlling interests	31	34

Total stockholders’ deficit	(4,689)	(4,620)

Total liabilities and stockholders’ deficit	$6,785	$7,443

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

	(Unaudited)
	Quarters Ended January 31,
(in millions)	2015	2014
Cash flows from operating activities
Net loss	$(33)	$(239)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	58	55
Depreciation of equipment leased to others	21	31
Deferred taxes, including change in valuation allowance	(12)	(18)
Asset impairment charges	7	18
Amortization of debt issuance costs and discount	9	14
Stock-based compensation	2	5
Provision for doubtful accounts, net of recoveries	(3)	2
Equity in income of non-consolidated affiliates, net of dividends	5	2
Other non-cash operating activities	(11)	(9)
Changes in other assets and liabilities, exclusive of the effects of businesses disposed	(254)	46

Net cash used in operating activities	(211)	(93)

Cash flows from investing activities
Purchases of marketable securities	(140)	(378)
Sales of marketable securities	507	521
Maturities of marketable securities	63	57
Net change in restricted cash and cash equivalents	53	(24)
Capital expenditures	(17)	(21)
Purchases of equipment leased to others	(10)	(49)
Proceeds from sales of property and equipment	1	10
Investments in non-consolidated affiliates	—	(2)

Net cash provided by investing activities	457	114

Cash flows from financing activities
Proceeds from issuance of securitized debt	250	82
Principal payments on securitized debt	(267)	(94)
Proceeds from issuance of non-securitized debt	35	47
Principal payments on non-securitized debt	(78)	(53)
Net increase in notes and debt outstanding under revolving credit facilities	(43)	(197)
Principal payments under financing arrangements and capital lease obligations	—	(4)
Debt issuance costs	(4)	(3)
Proceeds from financed lease obligations	10	20
Proceeds from exercise of stock options	—	16
Dividends paid by subsidiaries to non-controlling interest	(12)	(20)

Net cash used in financing activities	(109)	(206)

Effect of exchange rate changes on cash and cash equivalents	(14)	(21)

Increase (decrease) in cash and cash equivalents	123	(206)
Cash and cash equivalents at beginning of the period	497	755

Cash and cash equivalents at end of the period	$620	$549

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) from continuing operations attributable to Navistar International Corporation excluding income tax benefit (expense). The following tables present selected financial information for our reporting segments:

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended January 31, 2015
External sales and revenues, net	$1,631	$614	$138	$36	$2	$2,421
Intersegment sales and revenues	74	12	14	24	(124)	—

Total sales and revenues, net	$1,705	$626	$152	$60	$(122)	$2,421

Income (loss) from continuing operations attributable to NIC, net of tax	$(18)	$145	$(15)	$24	$(178)	$(42)
Income tax expense	—	—	—	—	(7)	(7)

Segment profit (loss)	$(18)	$145	$(15)	$24	$(171)	$(35)

Depreciation and amortization	$52	$3	$7	$12	$5	$79
Interest expense	—	—	—	20	57	77

Equity in income (loss) of non-consolidated affiliates	2	1	(1)	—	—	2
Capital expenditures(B)	14	—	2	—	1	17

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended January 31, 2014
External sales and revenues, net	$1,391	$574	$204	$39	$—	$2,208
Intersegment sales and revenues	60	12	8	16	(96)	—

Total sales and revenues, net	$1,451	$586	$212	$55	$(96)	$2,208

Income (loss) from continuing operations attributable to NIC, net of tax	$(208)	$108	$(35)	$23	$(137)	$(249)
Income tax expense	—	—	—	—	12	12

Segment profit (loss)	$(208)	$108	$(35)	$23	$(149)	$(261)

Depreciation and amortization	$58	$4	$8	$10	$6	$86
Interest expense	—	—	—	17	65	82
Equity in income (loss) of non-consolidated affiliates	1	1	(2)	—	—	—
Capital expenditures(B)	12	4	3	1	1	21

(in millions)	Truck	Parts	Global Operations	Financial Services	Corporate and Eliminations	Total
Segment assets, as of:
January 31, 2015	$2,260	$656	$549	$2,375	$945	$6,785
October 31, 2014	2,245	672	657	2,598	1,271	7,443

(A)	Total sales and revenues in the Financial Services segment include interest revenues of $45 million and $40 million for the three months ended January 31, 2015 and 2014, respectively.
(B)	Exclusive of purchases of equipment leased to others.

SEC Regulation G Non-GAAP Reconciliation

The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below.

Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”):

We define EBITDA as our consolidated net income (loss) from continuing operations attributable to Navistar International Corporation, net of tax, plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results.

Adjusted EBITDA:

We believe that adjusted EBITDA, which excludes certain identified items that we do not considered to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Manufacturing Cash, Cash Equivalents, and Marketable Securities:

Manufacturing cash, cash equivalents, and marketable securities represents the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations.

Structural costs consists of Selling, general and administrative expenses and Engineering and product development costs.

EBITDA reconciliation:

(in millions)	Three Months Ended January 31,
	2015	2014
Loss from continuing operations attributable to NIC, net of tax	$(42)	$(249)
Plus:
Depreciation and amortization expense	79	86
Manufacturing interest expense(A)	57	65
Less:
Income tax benefit (expense)	(7)	12

EBITDA	$101	$(110)

(A)	Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate intercompany interest expense with our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense:

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	Three Months Ended January 31,
	2015	2014
(in millions)
Interest expense	$77	$82
Less: Financial services interest expense	20	17

Manufacturing interest expense	$57	$65

Adjusted EBITDA reconciliation:

(in millions)	Quarter Ended January 31, 2015
EBITDA (reconciled above)	$101
Less significant items of:
Adjustments to pre-existing warranties(A)	(57)
Other Restructuring charges and strategic initiatives	3
North America asset impairments(B)	7

(47)

Adjusted EBITDA	$54

(A)	Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods.
(B)	In the first quarter of 2015, the Company concluded it had a triggering event related to certain operating leases. As a result, the Truck segment recorded $7 million of asset impairment charges.

The above items did not have a material impact on taxes due to the valuation allowances on our U.S. and Brazil deferred tax assets.

Manufacturing segment cash and cash equivalents and marketable securities reconciliation:

	As of January 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$583	$37	$620
Marketable securities	150	25	175

Total Cash and cash equivalents and Marketable securities	$733	$62	$795

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